Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of RLJ Lodging Trust of our report dated July 24, 2012, relating to the consolidated financial statements of APF Emeryville, LLC and Subsidiaries, for the year ended December 31, 2011, appearing in RLJ Lodging Trust’s Current Report on Form 8-K/A dated August 6, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Cornerstone Accounting Group LLP

August 22, 2012